Exhibit 99.2

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021

Consolidated Financial Statements

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

Consolidated Balance Sheets

	As of September 30, 2021	As of December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$105,958	$68,943
Accounts receivables	2,529	-
Due from related parties	43,423	-
Inventory	107,143	44,904
Advances to officers	6,482	7,542
Deposits and prepaid expenses	45,511	12,000
Notes receivable – related party	603,067	-
Total current assets	914,113	133,389

Fixed assets
Property, plant and equipment, net	110,345	91,742
Right of use asset	179,370	-
Total Assets	$1,203,828	$225,131

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable & accrued liabilities	$2,277,484	$1,444,476
Accrued interest	208,480	26,766
Note payable	4,119,982	650,000
Lease liability	70,893	-
Total current liabilities	6,676,839	2,121,242

Paycheck protection loan	-	111,477
Lease liability, non-current	110,162	-
Total Liabilities	6,787,001	2,232,719

Commitments and contingencies

Stockholders’ Deficit

Common stock, $0.0001 par value; 60,000,000 shares authorized; 10,058,259 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,006	1,006
Additional paid in capital	11,169,643	11,169,643
Accumulated deficit	(16,753,822)	(13,178,237)
Total Stockholders’ Deficit	(5,583,173)	(2,007,588)
Total Liabilities and Stockholders’ Deficit	$1,203,828	$225,131

See accompanying notes to the consolidated financial statements.

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

Unaudited Consolidated Statements of Operations

Unaudited

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$5,275	$39,928	$14,482	$89,972

Cost of sales	4,143	14,505	7,840	42,241

Gross profit	1,132	25,423	6,642	47,731

General and administrative corporate expenses:
General and administrative expenses	621,147	243,494	1,403,884	763,002
Personnel expenses	795,742	221,511	1,454,180	635,441
Sales and marketing expenses	260,545	43,409	488,704	73,495
Depreciation expense	7,898	4,338	19,736	13,014
Research and development	48,282	63,491	145,487	157,836
Total general and administrative corporate expenses	1,733,614	576,243	3,511,991	1,642,788

Loss from operations	(1,732,482)	(550,820)	(3,505,349)	(1,595,057)

Other income (expense):
Gain on forgiveness of paycheck protection loan	-	-	112,338	-
Interest expense	(68,357)	(10,572)	(182,574)	(11,892)
Total other income (expense)	(68,357)	(10,572)	(70,236)	(11,892)

Net loss	$(1,800,839)	$(561,392)	$(3,575,585)	$(1,606,949)

Basic and diluted earnings per share on net loss	$(0.18)	$(0.06)	$(0.36)	$(0.18)

Weighted average shares outstanding - basic and diluted	10,058,259	10,058,259	10,058,259	8,852,439

See accompanying notes to the consolidated financial statements.

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

Unaudited from January 1, 2021 through September 30, 2021

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2020	-	$-	-	$-	-	$-	10,058,259	$1,006	$11,169,643	$(13,178,237)	$(2,007,588)

Net loss	-	-	-	-	-	-	-	-	-	(654,004)	(654,004)

Balance March 31, 2021	-	-	-	-	-	-	10,058,259	1,006	11,169,643	(13,832,241)	(2,661,592)

Net loss	-	-	-	-	-	-	-	-	-	(1,120,742)	(1,120,742)

Balance June 30, 2021	-	-	-	-	-	-	10,058,259	1,006	11,169,643	(14,952,983)	(3,782,334)

Net loss	-	-	-	-	-	-	-	-	-	(1,800,839)	(1,800,839)

Balance September 30, 2021	-	$-	-	$-	-	$-	10,058,259	$1,006	$11,169,643	$(16,753,822)	$(5,583,173)

See accompanying notes to the consolidated financial statements.

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

Unaudited from January 1, 2020 through September 30, 2020

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance December 31, 2019	2,766,317	$277	2,424,265	$242	5,070,157	$507	7,678,535	$768	$10,407,450	$(10,375,208)	$34,036

Sale of Series C Preferred Stock	-	-	-	-	80,000	8	-	-	53,456	-	53,464

Warrants issued in connection with the sale of Series C Preferred Stock	-	-	-	-	-	-	-	-	46,536	-	46,536

Net loss	-	-	-	-	-	-	-	-	-	(352,049)	(352,049)

Balance March 31, 2020	2,766,317	$277	2,424,265	$242	5,150,157	$515	7,678,535	$768	$10,507,442	$(10,727,257)	$(218,013)

Issuance of common stock for director services	-	-	-	-	-	-	210,000	21	34,084	-	34,105

Recapitalization at reverse merger - May 20, 2020	(2,766,317)	(277)	(2,424,265)	(242)	(5,150,157)	(515)	2,111,465	211	618,673	-	617,850

Issuance of common stock for services	-	-	-	-	-	-	58,259	6	9,444	-	9,450

Net loss	-	-	-	-	-	-	-	-	-	(693,508)	(693,508)

Balance June 30, 2020	-	-	-	-	-	-	10,058,259	1,006	11,169,643	(11,420,765)	(250,116)

Net loss	-	-	-	-	-	-	-	-	-	(561,392)	(561,392)

Balance September 30, 2020	-	$-	-	$-	-	$-	10,058,259	$1,006	$11,169,643	$(11,982,157)	$(811,508)

See accompanying notes to the consolidated financial statements.

Piezo Motion Corp. (f/n/a DTI Motion Corp.) and Subsidiary

Unaudited Consolidated Statements of Operations

	For the nine months ended
	September 30,
	2021	2020

Cash Flows from Operating Activities
Net loss	$(3,575,585)	$(1,606,949)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	19,736	13,014
Gain on forgiveness of paycheck protection loan	(112,338)	-
Amortization of right of use asset	1,685	-
Changes in operating assets and liabilities
Accounts receivable	(2,529)	-
Due from related parties	(43,423)	-
Inventory	(62,239)	(25,587)
Advances to officers	1,060	(568)
Deposits and prepaid expenses	(33,511)	(187,750)
Accounts payable and accrued liabilities	833,008	789,488
Accrued interest	182,575	-
Net cash used by operating activities	(2,791,561)	(1,018,352)

Cash Flows from Investing Activities
Issuance of notes receivable	(603,067)	-
Cash paid for property, plant and equipment	(38,339)	(4,977)
Net cash used by investing activities	(641,406)	(4,977)

Cash Flows from Financing Activities
Issuance of common stock	-	305,000
Proceeds from notes payable	3,469,982	650,000
Proceeds from paycheck protection loan	-	111,477
Proceeds from issuance of Series C Preferred Stock	-	100,000
Net cash provided by financing activities	3,469,982	1,166,477

Increase in cash and cash equivalents	37,015	144,222

Cash and cash equivalents at beginning of period	68,943	169,501

Cash and cash equivalents at end of period	$105,958	$313,723

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

 See accompanying notes to the consolidated financial statements.

PIEZO MOTION CORP. (F/N/A DTI MOTION CORP.) AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Piezo Motion Corp., formerly known as DTI Motion Corp. (“Motion” or “the Company”) was formed as a Delaware corporation on January 24, 2020. The initial shareholding was set up on March 15, 2020 and a share offering was made at the end of March, 2020. On March 27, 2020, Motion entered into a secured, short-term loan in an amount up to $249,000 to Discovery Technology International, Inc. (“DTI”) for the purpose of funding of operations. The loan maturity was April 27, 2020. DTI was unable to repay the loan and the shareholders authorized a merger between Motion (legal acquirer) and DTI (accounting acquirer) which was completed on May 20, 2020. See Note 3 for further details on the share exchange.

DTI’s office is located in Sarasota, Florida. DTI is a company focused on the ultrasonic standing wave-type piezo motor technology for rotary and linear motion. DTI has experience in the research and development, as well as the manufacturing, of piezo motors for high-tech industries across the globe.

The Company changed its name from DTI Motion Corp. to Piezo Motion Corp. on February 1, 2021.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Company are as follows:

Basis of Presentation and Consolidation

The Company has one wholly-owned subsidiary: Discovery Technology International, Inc. (“DTI”). The consolidated financial statements, which include the accounts of the Company and its wholly-owned subsidiary, are prepared in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP). All significant intercompany balances and transactions have been eliminated. The consolidated financial statements, which include the accounts of the Company and its wholly-owned subsidiary, and related disclosures, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and presented in US dollars. The year end is December 31.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

●	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and interest, certain notes payable, approximate their fair values because of the short maturity of these instruments. The Company accounts for its equity instruments (such as warrants and stock-based compensation) at fair value.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying statements of operations of the respective period. The estimated useful lives range from 3 to 7 years.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from product sales. The performance obligation associated with a typical product sale will be satisfied upon shipment to the customer, and the revenue will be recognized at that time.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Inventory Valuation

Inventories including raw materials, work-in-process, and finished goods are valued at the average cost method.

Income Taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. Through September 30, 2021, the Company has an accumulated deficit. Due to uncertainty of realization for these losses, a full valuation allowance is expected. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Stock based compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of September 30, 2021 and December 31, 2020 there were no options outstanding.

Recently Adopted Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – EXCHANGE AGREEMENT

On April 8, 2020, Piezo Motion Corp (“Motion”) along with Discovery Technology International, Inc., a Delaware corporation (“DTI”) and DTIM, Inc., a newly formed, wholly-owned subsidiary of DTIM (the “Merger- Sub”) entered into a merger agreement. The merger was considered effective on May 20, 2020. As part of the agreement the Merger-Sub merged with and into DTI with DTI surviving as a wholly-owned subsidiary of Motion and all outstanding shares of the Company’s common stock (“DTI Common Stock”), Series A Preferred Stock (“DTI Series A Preferred Stock”), Series B Preferred Stock (“DTI Series B Preferred Stock”) and Series C Preferred Stock (“DTI Series C Preferred Stock”) and together with the DTI Company Common Stock, collectively, the “DTI Capital Stock”), automatically converted into shares of common stock of DTIM (“DTIM Common Stock”). In addition, all outstanding DTI stock options (“DTI Stock Options”) granted under DTI’s equity incentive plan (the “DTI EIP”) and common stock purchase warrants (“DTI Warrants”) were cancelled. Holders of such cancelled DTI Warrants received shares of Motion Common Stock, all in consideration for and settlement of each holder’s cancellation of its DTI Warrants.

The merger has been accounted for as a reverse merger transaction, with DTI as the accounting acquirer and Motion as the accounting acquiree. The acquisition of a private operating company (“DTI”) by a nonoperating shell company (“Motion”) is considered in substance, a capital transaction rather than a business combination (or asset acquisition). That is, the transaction is a reverse recapitalization, equivalent to the issuance of shares by the private operating company for the net monetary assets of the shell company accompanied by a recapitalization. There is no goodwill or other intangible assets recognized.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020

Computer equipment	$16,221	$4,164
Machinery and equipment	140,149	121,433
Leasehold improvements	12,283	5,000
Less: Accumulated depreciation	(58,308)	(38,855)
Total, net	$110,345	$91,742

Depreciation expense was $19,736 and $13,014 for the nine months ended September 30, 2021 and 2020, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of September 30, 2021 and December 31, 2020, consisted of the following:

	September 30,	December 31,
	2021	2020

Accounts payable	$738,322	$398,155
Accrued payroll	1,430,924	997,410
Credit card payable	103,105	42,361
Accrued director fees	5,133	5,133
Accrued - other	-	1,417
Total	$2,277,484	$1,444,476

NOTE 6 – NOTES PAYABLE

In July 2020, Motion made an offering of convertible notes not to exceed approximately $2,400,000. In October and extended in April, June and August 2021, the Board authorized increasing the potential investment to not exceed $5,000,000. Unless earlier terminated by the Company, the offering shall terminate on September 30, 2021. These notes are payable by October 13, 2021, interest accruing at 10% per annum. At the completion of a qualifying investment, Motion, at its sole discretion may convert the loans and any accrued interest to common stock with a 120% multiplier on the value of the common stock in the qualifying investment. As of September 30, 2021 and December 31, 2020, the carrying amount of these notes was $4,119,982 and $650,000, respectively with accrued interest of $208,480 and $26,766, respectively.

NOTE 7 – PAYCHECK PROTECTION LOAN

In May 2020, DTI received a Paycheck Protection Program (PPP) loan under the terms of the CARES Act in the amount of $106,477 and an Economic Industry Disaster Loan (“EIDL”) of $5,000. The interest rate on the PPP loan is 1% fixed with a term of 24 months. DTI applied for and was granted loan forgiveness. As a result, DTI recorded a gain on forgiveness of PPP loan in the amount of $112,338.

NOTE 8 – EQUITY

On May 20, 2020 a merger was completed between Motion and DTI. The merger was approved by over 66% of all classes of stock for both Motion and DTI. Terms for the merger were included in a confidential term sheet. All common stock, preferred stock Series A, B and C, and warrants of DTI were converted. All DTI options were cancelled as of the merger date. See Footnote 3. The conversion ratio for the different classes of stock were agreed to by the shareholders in the merger. The conversion ratios were as follows:

Conversion ratio
DTI Pre-merger stockholders (Common Stock)	16.13
DTI Pre-merger stockholders (Series A)	5.76
DTI Pre-merger stockholders (Series B)	5.38
DTI Pre-merger stockholders Series B Exchange Warrants	16.13
DTI Pre-merger stockholders (Series C)	3.75
DTI Pre-merger stockholder Series C Exchange Warrants	8.06
Placement Agent Warrants	1.61

Common stock

Prior to the merger, the Company issued 210,000 shares to directors for services, valued at $34,105.

On May 20, 2020, in connection with the merger, 2,111,465 shares of common stock were issued. After the merger and recapitalization on May 20, 2020, there were 10,000,000 shares issued and outstanding.

On June 10, 2020, 24,759 shares were issued for commission on the March 2020 investment in Motion. Inclusive of shares issued to preserve anti-dilution of 33,500, the total shares issued were 58,259. The shares were valued at $9,450.

As of September 30, 2021 and December 31, 2020, there were 10,058,259 shares issued and outstanding.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of September 30, 2021, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

The Company entered into employment agreements with its President and Chief Executive Officer as of March 15, 2020. Under the terms of these agreements the Company will be liable for severance and other payments under certain conditions. The employment agreements are for a period of 36 months and may be terminated by the Chief Executive Officer or President upon three months written notice.

The Company entered into a facilities’ lease on January 1, 2020 for a premise located at 6968 Professional Parkway East, Sarasota, FL 34240. The lease period is for one year. Under Topic 842, a short-term lease is a lease that, at the commencement date, has a ‘lease term’ of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. Although short-term leases are in the scope of Topic 842, a simplified form of accounting is permitted. A lessee can elect, by class of underlying asset, not to apply the recognition requirements of Topic 842 and instead to recognize the lease payments as lease cost on a straight-line basis over the lease term. The Company has elected the short-term method to account for these leases.

NOTE 10 – GOING CONCERN

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30, 2021 and December 31, 2020, the Company had $105,958 and $68,943 in cash and $5,762,726 and $1,987,853 in negative working capital, respectively.  For the nine months ended September 30, 2021 and 2020, the Company had a net loss of $3,575,585 and $1,606,949, respectively. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 11 – OPERATING LEASE RIGHT-OF-USE ASSET AND OPERATING LEASE LIABILITY

The Company leases 3,562 square feet of office space located at The Cannon Building at 6710 Professional Parkway West, Sarasota, FL 34240. The Company entered into a third party lease agreement commencing on February 1, 2021 through February 1, 2024 with a base rent of $6,530 per month for year 1, $6,726 for year 2 and $6,928 for year 3.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the nine months ended September 30, 2021, the Company recorded $40,021 as operating lease expense which is included in general and administrative expenses on the statements of operations.

Right-of- use assets are summarized below:

September 30, 2021
Office lease	$223,481
Less: accumulated amortization	(44,111)
Right-of-use assets, net	$179,370

Operating lease liabilities are summarized below:

September 30, 2021
Office lease	$181,055
Less: current portion	(70,893)
Long term portion	$110,162

Maturity of lease liabilities are as follows:
Year ending December 31, 2021	$20,864
Year ending December 31, 2022	85,753
Year ending December 31, 2023	88,325
Year ending December 31, 2024	7,378
202,320
Less: imputed interest	(21,265)
Lease liability	$181,055

NOTE 12 – RELATED PARTY TRANSACTIONS

The Company reimbursed $39,600 of rent paid by the CEO, Hassan Kotob, for an office rented by a company he controls. The rent is paid to a third-party rental agency. Piezo Motion is not a party to the lease; however, the space has been used extensively for Company business since April 2020.

On June 22, 2021, Motion loaned $70,000 to Brain Scientific, Inc. The note is at 0% interest and is due on September 30, 2021. On July 08, 2021, Motion loaned $130,000 to Brain Scientific, Inc.  The note is at 0% interest and is due on September 30, 2021. On August 09, 2021, Motion loaned $130,000 to Brain Scientific, Inc. The note is at 0% interest and is due on September 30, 2021. On September 01, 2021, Motion loaned $273,000 to Brain Scientific, Inc. The note is at 10% interest and is due on September 30, 2021. These loans are included in loans receivable – related party on the accompanying balance sheet as of September 30, 2021

The Company had advanced the president of the Company $6,482 as of September 30, 2021. This amount is included in advances to officers on the accompanying balance sheet.

The Company made payments on behalf of related parties amounting to $43,423 as of September 30, 2021. The balance is included in due from related parties on the accompanying balance sheet.

NOTE 13 – MERGER

On June 11, 2021, Motion entered into an Agreement and Plan of Merger and Reorganization among Brain Scientific, Inc., a Nevada corporation, BRSF Acquisition, Inc., a Delaware corporation, and Piezo Motion Corp., a Delaware corporation, dated June 11, 2021 (“the Agreement”). The merger has been closed on October 1, 2021. Per the Agreement, Motion shareholders will receive 50% of the fully-diluted shares of Brain Scientific, Inc.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC 855 “Subsequent Events,” Company management reviewed all material events through the date this report was issued, and the following subsequent events took place.

On June 11, 2021 Brain Scientific Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Piezo Motion Corp., a Delaware corporation (“Piezo”), and BRSF Acquisition Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub was to be merged with and into Piezo, whereby Merger Sub would cease to exist and Piezo would survive as a wholly owned subsidiary of the Company (the “Merger”). On October 1,2021 the Company, Piezo and the Merger Sub entered into an Amendment to Merger Agreement (the “Merger Agreement Amendment”) to revise certain provisions within the Merger Agreement involving the post-Merger composition of Company management and certain post-Merger arrangements with the Company’s outgoing principal executive officer. The Merger was completed on October 1, 2021.

At the effective time of the Merger on October 1, 2021 (the “Effective Time”), shares of common stock, par value $0.0001 per share, of Piezo, representing all of Piezo’s issued and outstanding common stock immediately prior to the Effective Time (the “Piezo Shares”) were converted into an aggregate of 29,520,454 shares of common stock, par value $0.001 per share of the Company (the “Merger Shares”), with such Merger Shares representing, upon issuance, 50% of the Company’s issued and outstanding common stock on a fully diluted basis. At the Effective Time, Piezo had no outstanding options, warrants, convertible notes or other securities exercisable for or convertible into shares of Piezo common stock

On October 1, 2021 at the completion of the merger, convertible notes in the amount of $4,119,982 were exchanged for a private placement in Brain Scientific. The exchanged debt carries a 10% interest, matures on April 1, 2023 and has a 50% warrant coverage.